UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

000-26357

(Commission File Number)

Delaware	13-3904355
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

625 Second Street

San Francisco, CA 94107

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 13, 2005, the Company received a Nasdaq Staff Determination indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in MarketPlace Rule 4450(a) and that its securities are, therefore, subject to delisting from the Nasdaq National Market at the opening of business on October 24, 2005. The letter also stated that the Company may request a review of the Staff Determination to a Nasdaq Listing Qualifications Panel.

On October 3, 2005, the Company filed proxy materials with the Securities and Exchange Commission relating to a special meeting of stockholders to be held on October 26, 2005, to seek approval of a proposed reverse stock split, which is intended to raise the minimum bid price and help the Company maintain the listing of its common stock on the Nasdaq National Market. The Company’s proxy materials and notice of the special meeting of stockholders were mailed to all holders of the Company’s common stock entitled to vote at the meeting shortly after the documents were filed with the SEC.

The Company intends to request a review of the Staff Determination by a Nasdaq Listing Qualifications Panel. Although there can be no assurance that the Panel will grant the Company’s request for continued listing, the request for review will stay the delisting of the Company’s stock from the Nasdaq National Market pending the Panel’s decision.

On October 17, 2005, LookSmart announced the above by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release dated October 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOKSMART, LTD. (Registrant)

Date: October 17, 2005	By:	/s/ William B. Lonergan
William B. Lonergan
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated October 17, 2005.